Exhibit 99.2

INVITAE From genetics, health J.P. Morgan Healthcare Conference 01 | 12 | 21

Safe harbor statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s beliefs regarding the shift to universal testing for all, and the timing, value and benefits of such a shift; the company’s beliefs regarding its business, including the impact and benefits of its technology, menu, services, platform, team and ecosystem, and its ability to execute; the company’s belief regarding the momentum of its business and ability to continue to deliver on its mission to bring genetic information into mainstream medicine; the impact of the company’s acquisitions, as well as its internal development efforts, partnerships and product offerings; the company’s beliefs regarding the size of various markets and market penetration; the benefits of the company’s business strategy; and the company’s beliefs regarding its ability to access new and developing markets, improve ease-of-use for customers, and meet the needs of patients and clinicians. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the company’s ability to continue to grow its business, including internationally; the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements. © 2021 Invitae Corporation. All Rights Reserved. 2

Invitae’s mission is to bring comprehensive genet mainstream medicine t improve healthcare for billions of people © 2021 Invitae Corporation. All Rights Reserved.

Single greatest shift in medicine and healthcare “Modern” medicine Chemotherapy standard of care Newborn diagnosis after birth Symptom-based, universally applied © 2021 Invitae Corporation. All Rights Reserved. Universal testing for all Risk information = effective prevention Earliest detection = disease eradication Personalized therapy and biomarker driven monitoring Gene-informed healthcare throughout life

Recognizing widespread use of genetics will mean better healthcare for all Diagnosis and Prevention Research personalized medicine Incorporating the Enabling predictive Supporting latest genomic and preventative research and ensuring advances into care to improve a seamless interface routine healthcare public health and between research wellness and healthcare September 2020 delivery © 2021 Invitae Corporation. All Rights Reserved. 5

GENOME Provide genetic information services Moving from MANAGEMENT that inform healthcare throughout life testing to information for a lifetime Share genetics on a global scale to diagnose more patients correctly, earlier, and bring therapies to market faster GENOME NETWORK Make acquisitions that expand test menu content and services to open new markets Build partnerships with industry peers to increase utilization of genetic testing GENETIC TESTING Make genetic testing more affordable and more accessible © 2021 Invitae Corporation. All Rights Reserved. 6

GENOME Provide genetic information services The pace of MANAGEMENT that inform healthcare throughout life adoption is accelerating Where we are today Share genetics on a global scale to diagnose more patients correctly, earlier, and bring therapies to market faster GENOME NETWORK Make acquisitions that expand test menu content and services to open new markets Build partnerships with industry peers to increase utilization of genetic testing GENETIC TESTING Make genetic testing more affordable and more accessible © 2021 Invitae Corporation. All Rights Reserved. 7

The future is closer than you think We have the technology GENOME MANAGEMENT to enable true personalized Provide genetic information services that inform healthcare throughout life medicine today Share genetics on a global scale to diagnose more patients correctly, earlier, and bring therapies to market faster 8

The right path to accelerate progress © 2021 Invitae Corporation. All Rights Reserved. Build the platform to enable the shift Develop tests that deliver information to support medicine as it was

A menu that delivers answers in all stages of life


PGT
RISK ASSESSMENT
FERTILITY & PERINATAL HEALTH
PHARMACOGENOMICS
Age 41-65
Age 18-40
CARRIER SCREENING
ADULT DIAGNOSTIC
Age 65+
PEDIATRIC TESTING
THERAPY GUIDANCE
Age 0-17
NEONATAL TESTING
MRD/RECURRENCE MONITORING
PRENATAL TESTING

INVITAE
© 2021 Invitae Corporation. All Rights Reserved.
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Enhanced by capabilities beyond content Menu Services Platform Artificial intelligence engine Pharmacogenetic Clinical decision support enabling clinical diagnosis testing tool from NGS data in minutes Artificial intelligence engine Gia chatbot and enabling clinical diagnosis improved clinic workflow from NGS data in minutes Somatic testing, liquid biopsy and tissue profiling © 2021 Invitae Corporation. All Rights Reserved. 11

An ecosystem to deliver better outcomes Experience Decentralized testing testing Data ult Clinical trials Family variant Access testing Biopharma Data Cost & reimbursement Re Advoc services Customer service Telehealth & chatbots Outcomes © 2021 Invitae Corporation. All Rights Reserved. 12

Serving large addressable markets

$26 billion

Total opportunity for genetic testing **ages 0-17**

- Newborn Screening
- Developmental Delay
- Diagnosis/ Prognosis

$5 billion

Total opportunity for genetic testing **ages 18-40**

- Conception
- Assisted Repro/IVF
- Pregnancy/ Perinatal

$60 billion

Total opportunity for genetic testing **ages 41-65**

- Risk/Screening
- Familial Risk
- Diagnostic

$63 billion

Total opportunity for genetic testing **ages 65+**

- Screening/ Germline
- Oncology Therapy Selection
- MRD/Recurrence Monitoring

* Based on internal Invitae estimates and external sources (2021). Testing categories assigned to peak incidence age groups.

INVITAE
© 2021 Invitae Corporation. All Rights Reserved.
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Delivering a lifetime of better health for billions of people worldwide 14

A strategy built for Lower growth prices Expand Lower content costs Improve Attract customer Partners Growth experience Drive Volume © 2021 Invitae Corporation. All Rights Reserved. 15

Consistent execution as we scale* Volume 250 K 200K 150K 100K 50K COVI D- 1 9 2015 2016 2017 2018 2019 2020 © 2021 Invitae Corporation. All Rights Reserved. Revenue $100M $80M $60M $40M $20M COVID-1 9 20 1 5 2016 2017 2018 2019 2020 *Depicts quarterly results for the past five years; for 2020, results are preliminary, unaudited

Right time, right plan, right team Disruptive platform Proven leader driving Ecosystem that drives transforming genetics high growth and better outcomes for all into better health industry impact I NVITAE © 2021 Invitae Corporation. All Rights Reserved. 17

…and we are ju getting started Join us. INVITAE © 2021 Invitae Corporation. All Rights Reserved.

I NVITAE